EXHIBIT 99.2

                      HALLMARK FINANCIAL SERVICES, INC.

                        Notice Of Guaranteed Delivery
                           For Rights Certificates

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Offering described in the Prospectus dated ________, 2005 (the "Prospectus") of Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), if a holder of Rights cannot deliver the certificate evidencing the Rights (the "Rights Certificate"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Dallas, Texas time, on ________, 2005, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

      Payment of the Subscription Price for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Offering -- Method of Payment" in the Prospectus at or prior to 5:00 p.m., Dallas, Texas time, on the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the Guaranteed Delivery Procedures thereof.

                          The Subscription Agent is:
                          --------------------------

                       Securities Transfer Corporation

                 By mail, by hand or by overnight courier to:
                 --------------------------------------------

                       Securities Transfer Corporation
                         Attention: Kevin Halter, Jr.
                        2591 Dallas Parkway, Suite 102
                             Frisco, Texas  75034

                    Facsimile Transmission: (469) 633-0088
       Telephone Number for Information or Confirmation: (469) 633-0101


      Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

 If you have any questions or require additional copies of relevant documents, please contact the Subscription Agent at the address or telephone number set forth above.

                           _______________________


 Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of a Rights Certificate representing __________ Rights and that such Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Dallas, Texas time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for ________ shares of Common Stock with respect to the Rights represented by such Rights Certificate and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an aggregate of up to _________ Excess Shares, subject to availability and proration as described in the Prospectus.

      The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Dallas, Texas time, on the Expiration Date and represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

      [ ]  is being delivered to the Subscription Agent herewith; or

      [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

           [ ]  Wire transfer of funds
                Name of transferor institution: _____________________________
                Date of transfer: ___________________________________________
                Confirmation number (if available): _________________________

           [ ] Uncertified check: (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

           [ ]  Certified check

           [ ]  Bank draft (cashier's check)

           [ ]  Money Order

 Signature(s) _________________________   Address ___________________________
 ______________________________________   ___________________________________
 Name(s) ______________________________   ___________________________________
 ______________________________________   Area Code and Tel. No(s).
 ______________________________________   ___________________________________
 Rights Certificate No(s). (if available)
 ______________________________________


                            Guarantee of Delivery
         (Not To Be Used For Rights Certificate Signature Guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

 ______________________________________  Dated: _____________________________
 ______________________________________  ____________________________________
   (Address)                             (Name of Firm)

 ______________________________________  ____________________________________
   (Area Code and Telephone Number)      (Authorized Signature)

      The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within the time period shown in the Prospectus of Hallmark Financial Services, Inc., dated ________, 2005. Failure to do so could result in a financial loss to such institution.